THE SECURITIES REPRESENTED BY THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED, OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT UPON THE ISSUANCE TO THE CORPORATION OF A FAVORABLE OPINION OF ITS COUNSEL AND/OR SUBMISSION TO THE CORPORATION OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO COUNSEL FOR THE CORPORATION, TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE IN VIOLATION OF THE ACT AND THE STATE ACTS.

ACRODYNE COMMUNICATIONS, INC.

(a Delaware Corporation)

March _____, 2000

$2,000,000.00

Acrodyne Communications, Inc., a Delaware corporation (the "Corporation"), is indebted and, for value received, promises to pay to the order of Sinclair Broadcast Group, Inc. ("Sinclair") on demand (the "Due Date") (unless this Debenture shall have been sooner called for redemption as herein provided), upon presentation of this Debenture, Two Million Dollars ($2,000,000.00) (the Principal Amount"), or so much thereof as has been advanced or re-advanced hereunder from time to time, and to pay interest on the Principal Amount at the rate of ten and one-half percent (10.5%) per annum (calculated on the basis of three hundred sixty days (360) per year) as provided herein.

The Corporation covenants, promises and agrees as follows:

1.             Interest.  Interest which shall accrue on the Principal Amount shall be payable in monthly installments on the first day of each month in each and every calendar year until the Principal Amount and all accrued and unpaid interest shall have been paid in full. If this Debenture shall be issued on a date other than the first day of a calendar month, the interest payable shall be prorated upon the number of days of such calendar month period during which this Debenture shall have been issued and outstanding. The first payment of interest shall be made on April 1, 2000.  All accrued and unpaid interest shall be payable on the Due Date. All payments of principal and interest or principal or interest shall be made at 10706 Beaver Dam Road, Cockeysville, Maryland 21030, or at such other place as may be designated by the holder hereof.

2.             Redemption.

2.1.          This Debenture is subject to redemption at the option of the Corporation in whole or in part prior to the Due Date at any time and from time to time without penalty or premium. The Corporation may exercise its right to redeem this Debenture prior to maturity by giving notice (the "Redemption Notice") thereof to the holder of this Debenture as it appears on the books of the Corporation, which notice shall specify the terms of redemption (including the place at which the holder of the Debenture may obtain payment), the principal amount of the Debenture to be redeemed (the "Redemption Amount") and shall fix a date for redemption (the "Redemption Date"), which date shall not be less than thirty (30) days nor more than forty five (45) days after the date of the Redemption Notice.

2.2.          On the Redemption Date, the Corporation shall pay all accrued and unpaid interest on the Debenture up to and including the Redemption Date and shall pay to the holder hereof a dollar amount equal to the Redemption Amount.

3.             Conversion.

3.1.          The holder of this Debenture shall have the right, at such holder's option, at any time, to convert all, but not less than all, of this Debenture into such number of fully paid and nonassessable shares of Voting Common Stock, $0.01 par value, of the Corporation (the "Common Stock") as shall be provided herein.

3.2.          The holder of this Debenture may exercise the conversion right provided in this Section 3 by giving written notice (the "Conversion Notice") to the Corporation of the exercise of such right and stating the name or names in which the stock certificate or stock certificates for the shares of Common Stock are to be issued and the address to which such certificates shall be delivered. The Conversion Notice shall be accompanied by this Debenture and payment of the Conversion Rate (as defined below). The number of shares of Common Stock that shall be issuable upon conversion of the Debenture shall equal Three Dollars and Forty Five Cents ($3.45) per share (the "Conversion Rate") as applied proportionately to the Principal Amount outstanding on the Conversion Date (as defined below); provided, however, that in the event that this Debenture shall have been partially redeemed, shares of Common Stock shall be issued pro rata, rounded to the nearest whole share.

3.3.          Conversion shall be deemed to have been effected on the date the Conversion Notice is given (the "Conversion Date"). Within five (5) business days after receipt of the Conversion Notice, the Corporation shall issue and deliver by hand against a signed receipt therefor or by United States registered mail, return receipt requested, to the address designated by the holder of this Debenture in the Conversion Notice, a stock certificate or stock certificates of the Corporation representing the number of shares of Common Stock to which such holder is entitled and a check or cash in payment of all interest accrued and unpaid on the Debenture up to and including the Conversion Date.

3.4.          Taxes. The Corporation shall pay all documentary, stamp or other transactional taxes and charges attributable to the issuance or delivery of shares of stock of the Corporation upon conversion; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the record holder of this Debenture.

3.5.          Reservation of Shares.  The Corporation shall at all times reserve and keep available, free from preemptive rights, unissued or treasury shares of Common Stock sufficient to effect the conversion of this Debenture.

3.6.          No further advances under this Debenture shall be made on or after the Conversion Date.

4.             Default.

4.1.          The entire unpaid and unredeemed balance of the Principal Amount and all Interest accrued and unpaid on this Debenture shall, at the election of the holder, be and become immediately due and payable upon the occurrence of any of the following events (a "Default Event"):

(a)           The non–payment by the Corporation when due of principal and interest or principal or interest or of any other payment as provided in this Debenture or with respect to any other Debenture issued by the Corporation.

(b)           A breach by the Corporation under that certain Investment Agreement dated January 27, 1999 by and among the Corporation, Sinclair, and A. Robert Mancuso (the "Investment Agreement"), or the Corporation's breach or default under any of the Warrants as described in the Investment Agreement.

(c)           If the Corporation (i) applies for or consents to the appointment of, or if there shall be a taking of possession by, a receiver, custodian, trustee or liquidator for the Corporation or any of its property; (ii) becomes generally unable to pay its debts as they become due; (iii) makes a general assignment for the benefit of creditors or becomes insolvent; (iv) files or is served with any petition for relief under the Bankruptcy Code or any similar federal or state statute; (v) has any judgment entered against it in excess of Twenty Five Thousand Dollars ($25,000.00) in any one instance or in the aggregate during any consecutive twelve (12) month period or has any attachment or levy made to or against any of its property or assets; (vi) defaults with respect to any evidence of indebtedness or liability for borrowed money, or any such indebtedness shall not be paid as and when due and payable; or (vii) has assessed or imposed against it, or if there shall exist, any general or specific lien for any federal, state or local taxes or charges against any of its property or assets.

(d)           Any failure by the Corporation to issue and deliver shares of Common Stock as provided herein upon conversion of this Debenture.

4.2.          Each right, power or remedy of the holder hereof upon the occurrence of any Default Event as provided for in this Debenture or now or hereafter existing at law or in equity or by statute shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Debenture or now or hereafter existing at law or in equity or by statute, and the exercise or beginning of the exercise by the holder or transferee hereof of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the holder hereof of any or all such other rights, powers or remedies.

5.             Fair Market Value.  The term Fair Market Value as used in this Debenture with respect to assets or property received by the Corporation shall be the fair market value, regardless of any prior accounting treatment, of such assets or property, determined by the Board of Directors of the Corporation, which determination shall be final, conclusive and binding. If the Board of Directors shall be unable to agree as to such fair market value, the fair market value shall be determined by the independent certified public accountants at that time retained by the Corporation to audit its books and records, and a determination by such independent certified public accountant shall be final, conclusive and binding or, if there be none, or if such accountants shall refuse or be unable to make such a determination then the sole issue of fair market value shall be submitted to and settled by binding arbitration under and pursuant to the Maryland Uniform Arbitration Act and the rules and regulations of the American Arbitration Association, and the decision or award of the arbitrator or arbitrators in such arbitration shall be final, conclusive and binding and a final judgment may be entered thereon by any court of competent jurisdiction.

No failure or delay by the holder hereof to insist upon the strict performance of any term of this Debenture or to exercise any right, power or remedy consequent upon a default hereunder shall constitute a waiver of any such term or of any such breach, or preclude the holder hereof from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Debenture, the holder hereof shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Debenture, or to declare a default for failure to effect such payment of any such other amount.

The failure of the holder of this Debenture to give notice of any failure or breach of the Corporation under this Debenture shall not constitute a waiver of any right or remedy in respect of such continuing failure or breach or any subsequent failure or breach.

6.             Consent to Jurisdiction.  The Corporation hereby agrees and consents that any action, suit or proceeding arising out of this Debenture may be brought in any appropriate court in the State of Maryland, including the United States District Court for the District of Maryland, Northern Division, and/or in any other court having jurisdiction over the subject matter, all at the sole election of the holder hereof, and by the issuance and execution of this Debenture the Corporation irrevocably consents to the jurisdiction of each such court. The Corporation hereby irrevocably appoints A. Robert Mancuso as agent of the Corporation to accept service of process for and on behalf of the Corporation in any action, suit or proceeding arising out of this Debenture.

7.             Transfer.   This Debenture shall be transferred on the books of the Corporation only by the registered holder hereof or by his attorney duly authorized in writing or by delivery to the Corporation of a duly executed Assignment substantially in the form attached hereto as Exhibit A. The Corporation shall be entitled to treat any holder of record of the Debenture as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in this Debenture in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the Laws of Texas.

8.             Notices.  All notices and communications under this Debenture shall be in writing and shall be either delivered in person or accompanied by a signed receipt therefor or mailed first–class United States certified mail, return receipt requested, postage prepaid, and addressed as follows: if to the Corporation, to Acrodyne Communications, Inc., 516 Township Line Road, Blue Bell, Pennsylvania 19422, Attention  President; and if to the holder of this Debenture, to the address of such holder as it appears in the books of the Corporation. Any notice of communication shall be deemed given and received as of the date of such delivery or mailing.

9.             Governing Law.

This Debenture shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, or, where applicable, the laws of the United States.

IN WITNESS WHEREOF, the Corporation has caused this Debenture to be duly executed under its corporate seal.

ATTEST:		ACRODYNE COMMUNICATIONS, INC.

	By:		(SEAL)
Name:
Secretary	Title:

This Note is subject to the terms of a Subordination Agreement in favor of PNC Bank, National Association.  Notwithstanding any contrary statement contained in the within instrument, no payment on account of any obligation arising from or in connection with the within instrument or any related agreement (whether of principal interest or otherwise) shall be made, paid, received or accepted except in accordance with the terms of said Subordination Agreement.

Exhibit A

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby assigns to _______________________________ the ten and one-half percent (10.5%) Convertible Debenture due December 31, 2000 of Acrodyne Communications, Inc., No. 1, and hereby irrevocably appoints Steven A. Thomas, Attorney, to transfer said debenture on the books of the within named corporation, with full power of substitution in the premises.

WITNESS my hand and seal this _____ day of _______________, 2000.

(SEAL)

(SEAL)

WITNESS: